UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report
Pursuant to section 13 or 15(d) of the
Securities exchange act of 1934

Date of report (Date of earliest event reported): October 15, 2013

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2013, Weingarten Realty Investors (the "Company") completed an underwritten public offering of $250,000,000 in aggregate principal amount of its 4.450% Senior Notes due 2024 (the "Notes"). The terms of the Notes are governed by an Indenture, dated as of May 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee, as supplemented by the First Supplemental Indenture, dated as of August 2, 2006, and the Second Supplemental Indenture, dated as of October 9, 2012.

The Notes will mature on January 15, 2024. The notes are subject to redemption at the Company's option at any time, in whole or in part, or from time to time, prior to maturity. The redemption price for notes that are redeemed before October 15, 2023 will be equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date. If the notes are redeemed on or after October 15, 2023, the Company may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The description in this Current Report of the Notes is not intended to be a complete description, and the description is qualified in its entirety by the full text of the form of note which is attached as an exhibit to this Current Report.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Form of 4.450% Senior Note due 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of 4.450% Senior Note due 2024